CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 333-51939 and 811-10222) of AllianceBernstein Trust (comprising, respectively, AllianceBernsteinGlobal Value Fund, AllianceBernstein International Value Fund, AllianceBernstein Small Cap Value Fund, and AllianceBernstein Value Fund).





                                         ERNST & YOUNG LLP


New York, New York
February 28, 2005